Exhibit 99.2
GrafTech International Ltd.
NOTICE OF GUARANTEED DELIVERY
relating to
Tender of any and all Outstanding
6.375% Senior Notes due 2020
In Exchange for
6.375% Senior Notes due 2020

This form or one substantially equivalent hereto must be used to accept the Exchange Offer of GrafTech International Ltd., a Delaware corporation (the “Company”), and to tender issued and outstanding 6.375% Senior Notes due 2020 (the “Original Notes”) to the Exchange Agent pursuant to the guaranteed delivery procedures described in the section entitled “The Exchange Offer” under the heading “Guaranteed Delivery” of the Company’s Prospectus, dated July 3, 2013 (the “Prospectus”) and in Instruction 1 of the related Letter of Transmittal. Any holder who wishes to tender Original Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery prior to the Expiration Date. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.
THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 2, 2013, UNLESS THE OFFER IS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.
Deliver to the Exchange Agent:
U.S. Bank National Association

By Regular Mail, Registered or Certified Mail or Hand or Overnight Delivery:

U.S. Bank National Association
U.S. Bank West Side Flats Operations Center
60 Livingston Avenue
St. Paul, MN 55107
Attn: Specialized Finance
Reference: GrafTech International Ltd.

Facsimile Transmissions: (651) 466-7372 To Confirm by Telephone: (800) 934-6802 (toll-free)
DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
ORIGINALS OF ALL DOCUMENTS SENT BY FACSIMILE SHOULD BE SENT PROMPTLY BY REGISTERED OR CERTIFIED MAIL, BY HAND OR BY OVERNIGHT DELIVERY SERVICE.
THE INSTRUCTIONS CONTAINED HEREIN SHOULD BE READ CAREFULLY BEFORE THIS NOTICE OF GUARANTEED DELIVERY IS COMPLETED.
This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the box on the Letter of Transmittal for guarantee of signatures.

Ladies and Gentlemen:
The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Original Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 1 of the Letter of Transmittal.
The undersigned hereby tenders the Original Notes listed below:

	Aggregate	Aggregate
Certificate Number(s) (if known) of Original Notes	Principal Amount	Principal Amount
or Account Number at the Book-Entry Facility	Represented	Tendered

PLEASE SIGN AND COMPLETE

Signatures of Registered Holder(s)
or Authorized Signatory:

Date:

Address:

Name(s) of Registered Holder(s):

Area Code and Telephone No.:

This Notice of Guaranteed Delivery must be signed by the Holder(s) exactly as their name(s) appear(s) on certificates for Original Notes or on a security position listing as the owner of Original Notes, or by person(s) authorized to become Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

Please print name(s) and address(es)
Name(s)

Capacity:

Address(es):

THE GUARANTEE ON THE NEXT PAGE MUST BE COMPLETED.

GUARANTEE
(Not to be used for signature guarantee)
The undersigned, a firm which is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), together with the Original Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Original Notes into the Exchange Agent’s account at DTC set forth in the Letter of Transmittal and in the section entitled “The Exchange Offer” under the headings “Procedures For Tendering Original Notes—Book-Entry Transfer” and “Procedures For Tendering Original Notes—Guaranteed Delivery” in the Prospectus) and any other required documents, all by 5:00 p.m., New York City time, within three New York Stock Exchange trading days following the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:

(Authorized Signature)

Address:	Name:

(Include Zip Code)

Area Code and Tel. No.:	Title:

(Please Print or Type)
	Date:	, 2013
DO NOT SEND CERTIFICATES FOR ORIGINAL NOTES WITH THIS FORM. ACTUAL SURRENDER OF ORIGINAL NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1. Delivery of this Notice of Guaranteed Delivery.
A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address or facsimile number set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 1 of the Letter of Transmittal.
2. Signatures on this Notice of Guaranteed Delivery
If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Original Notes referred to herein, the signature must correspond with the name(s) written on the face of the Original Notes without alteration, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of DTC whose name appears on a security position listing as owner of the Original Notes, the signature must correspond with the name shown on the security position listing as the owner of the Original Notes.
If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Original Notes listed or a participant of DTC, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Original Notes or signed as the name of the participant shown on DTC’s security position listing.
If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Company of such person’s authority to so act.
3. Requests for Assistance or Additional Copies.
Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

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